EIGHTEENTH AMENDMENT
TO DISTRIBUTION AGREEMENT

This Eighteenth Amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of December 31, 2012, by and between Investment Managers Series Trust, a Delaware statutory trust (the “Client) and IMST Distributors, LLC, a Delaware limited liability company (“Distributor”) is entered into as of [May 29], 2015 (the “Effective Date”).

WHEREAS, the Client and Distributor desire to amend Exhibit A of the Agreement to reflect the liquidation of the 361 Market Neutral Fund; and

WHEREAS, Section 16 of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and Distributor hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A of the Agreement is hereby amended and restated by Appendix A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

IMST DISTRIBUTORS, LLC		INVESTMENT MANAGERS SERIES TRUST

By:		By:
	Mark Fairbanks, President		Rita Dam, Treasurer

APPENDIX A

Exhibit A

Funds	Effective Date
361 Managed Futures Strategy Fund	July, 2013
361 Global Managed Futures Strategy Fund	January 31, 2014
361 Global Macro Opportunity Fund	June 30, 2014
361 Global Long/Short Equity Fund	December 12, 2014
AAM/Bahl & Gaynor Income Growth Fund	January 1, 2013
AAM/Cutwater Select Income Fund	March 29, 2013
AAM/HIMCO Short Duration Fund	June 30, 2014
AAM/HIMCO Unconstrained Bond Fund	December 31, 2014
Advisory Research All Cap Value Fund	January 1, 2013
Advisory Research Emerging Markets Opportunities Fund	October 1, 2013
Advisory Research Global Value Fund	January 1, 2013
Advisory Research International All Cap Value Fund	January 1, 2013
Advisory Research International Small Cap Value Fund	January 1, 2013
Advisory Research Small Company Opportunities Fund	October 1, 2013
Advisory Research Strategic Income Fund	December 31, 2012
Advisory Research MLP & Energy Infrastructure Fund	July, 2014
BearlyBullish Fund	January 1, 2013
Aristotle Strategic Credit Fund	December 31, 2014
Aristotle/Saul Global Opportunities Fund	January 1, 2013
Aristotle International Equity Fund	March 31, 2014
Bernzott U.S. Small Cap Value Fund	January 1, 2013
Chartwell Small Cap Value Fund	January 1, 2013
Chartwell Short Duration High Yield Fund	July 9, 2014
EP Asia Small Companies Fund	January 1, 2013
EP China Fund	January 1, 2013
EP Latin America Fund	January 1, 2013
EuroPac Gold Fund	July 19, 2013
EuroPac International Bond Fund	January 1, 2013
EuroPac International Dividend Income Fund	January 10, 2014
EuroPac International Value Fund	January 1, 2013
GaveKal KL Allocation Fund	January 1, 2013
Gratry International Growth Fund	June 28, 2013
Ironclad Managed Risk Fund	January 1, 2013
Oak Ridge Dividend Growth Fund	June, 2013
Oak Ridge Growth Opportunity Fund	June, 2013

Oak Ridge Large Cap Growth Fund	October, 2014
Oak Ridge Small Cap Growth Fund	October, 2014
Oakseed Opportunity Fund	December 31, 2012
Palmer Square Absolute Return Fund	January 1, 2013
Palmer Square Income Plus Fund	January 31, 2014
Palmer Square SSI Alternative Income Fund	January 1, 2013
Palmer Square Long/Short Credit Fund	November 28, 2014
LS Theta Fund	March 31, 2014
Ramius Event Driven Equity Fund	September 30, 2013
Ramius Hedged Alpha Fund	January 1, 2013
Ramius Strategic Volatility Fund	January 1, 2013
State Street/Ramius Managed Futures Strategy Fund	January 1, 2013
Riverbridge Growth Fund	December 31, 2012
Riverbridge Eco Leaders Fund	December 31, 2014
RNC Genter Dividend Income Fund	January 1, 2013
Segall Bryant & Hamill All Cap Fund	July, 2013
Segall Bryant & Hamill Small Cap Fund	July, 2013
SilverPepper Commodity Strategies Global Macro Fund	August, 2013
SilverPepper Merger Arbitrage Fund	August, 2013
Stone Toro Long Short Fund	May 16, 2014
Stone Toro Market Neutral	January 30, 2015
Towle Deep Value Fund	January 1, 2013
WCM Focused Emerging Market Fund	May, 2013
WCM Focused Global Growth Fund	May, 2013
WCM Focused International Growth Fund	January 1, 2013
Zacks All-Cap Core Fund	January 1, 2013
Zacks Market Neutral Fund	January 1, 2013
Zacks Small-Cap Core Fund	January 1, 2013
Zacks Dividend Strategy Fund	January 31, 2014